Exhibit 23(c)




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April 13, 1998



Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, CO  80110

Re:     Great-West Life & Annuity Insurance Company

Ladies and Gentlemen:

I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus for Great-West Life & Annuity Insurance Company contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-01173) filed by Great-West Life & Annuity Insurance with the Securities and Exchange Commission under the Securities Act of 1933 and the amendments thereto.

Sincerely,

/s/ Ruth B. Lurie

Ruth B. Lurie
Vice President, Counsel
and Associate Secretary